    As filed with the Securities and Exchange Commission on October 17, 1997
                                                  REGISTRATION NO. 333-
--------------------------------------------------------------------------------


                       U.S. SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549
                                     -----------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                                     -----------

                            GRAND HAVANA ENTERPRISES, INC.
                         (formerly, United Restaurants, Inc.)
                    (Name of Small Business Issuer in its Charter)

                                     -----------

              DELAWARE                                         95-4428370
      (State or Other Jurisdiction                          (I.R.S. Employer
    of Incorporation or Organization)                    Identification Number)

                                     -----------

                               1990 WESTWOOD BOULEVARD
                            LOS ANGELES, CALIFORNIA 90025
                                    (310) 475-5600
                 (Address, Including Zip Code and Telephone Number of
                             Principal Executive Offices)


                                    HARRY SHUSTER
                           CHAIRMAN OF THE BOARD, PRESIDENT
                             AND CHIEF EXECUTIVE OFFICER
                               1990 WESTWOOD BOULEVARD
                            LOS ANGELES, CALIFORNIA 90025
                                    (310) 475-5600
                         (Name, Address and Telephone Number
                                of Agent for Service)

                                      COPIES TO:

                               GERALD M. CHIZEVER, ESQ.
                               MADGE S. BELETSKY, ESQ.
                      RICHMAN, LAWRENCE, MANN, GREENE, CHIZEVER
                                 FRIEDMAN & PHILLIPS
                               9601 WILSHIRE BOULEVARD
                                      PENTHOUSE
                           BEVERLY HILLS, CALIFORNIA  90210
                                    (310) 274-8300
                                 (310) 274-2831(FAX)

    Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

    If delivery of a prospectus is expected to be made pursuant to Rule 434, please check the following box.[ ]

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE


                                                          Proposed            Proposed
                                                           Maximum             Maximum             Amount of
Title of Each Class of                Amount to        Offering Price         Aggregate          Registration
Securities to be Registered         be Registered         Per Share        Offering Price            Fee(1)
Common Stock(2)                         400,000             $1.57             $628,000               $191

--------------------------------------------------------------------------------

(1) Estimated in accordance with Rule 457 solely for the purpose of determining the registration fee and based on the last sale price as reported by the National Association of Securities Dealers Inc. on October 14, 1997.

(2) Consists of 400,000 shares of Common Stock which may be offered for the account of selling stockholders, which includes 230,000 shares of Common Stock underlying Common Stock purchase warrants at exercise prices ranging from $.75 to $1.50 per share (the "Warrants"). Pursuant to Rule 416, there are also being registered such additional shares of Common Stock as may become issuable as a result of the anti-dilution provisions of the Warrants.

                               -----------------------

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                    Subject to Completion, dated October 17, 1997

                            GRAND HAVANA ENTERPRISES, INC.
                            400,000 SHARES OF COMMON STOCK

    This Prospectus has been prepared for use in connection with the proposed resale by the selling stockholders described herein (the "Selling Stockholders"), of an aggregate of up to (i) 170,000 shares (the "Shares") of the Company's common stock, $.01 par value per share (the "Common Stock"), and
(ii) 230,000 shares of Common Stock underlying Common Stock purchase warrants with exercise prices ranging from $.75 to $1.50 per share (the "Warrants"). The Shares and the Common Stock underlying the Warrants (collectively, the "Securities"), may be offered and sold by the Selling Stockholders from time to
time directly or through agents or to or through broker-dealers.   See "Shares
of Selling Stockholders" and "Plan of Distribution." The Company will receive proceeds from the exercise of the Warrants from time to time if and when they are exercised. However, the Company will not receive any of the proceeds from the sale of the shares by the Selling Stockholders. See "Use of Proceeds." The Securities are being registered under the Securities Act of 1933, as amended (the "Securities Act"), on behalf of the Selling Stockholders in order to permit the public sale or other distribution of the Securities.

    Unless the context indicates or otherwise requires, references in this Prospectus to the "Company" are to Grand Havana Enterprises, Inc., a Delaware corporation, and its subsidiaries.

    The Company's Common Stock is quoted on the NASDAQ SmallCap Market (the "NASDAQ") under the symbol "PUFF". On October 14, 1997, the closing price for the Common Stock as reported by the NASDAQ was $1.57 per share.

SEE "RISK FACTORS," COMMENCING ON PAGE 5 OF THIS PROSPECTUS, FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SHARES OFFERED HEREBY.

    THE SECURITIES HAVE NOT BEEN REGISTERED FOR SALE UNDER THE SECURITIES LAWS OF ANY STATE OR JURISDICTION AS OF THE DATE OF THIS PROSPECTUS. BROKERS OR DEALERS EFFECTING TRANSACTIONS IN THE SECURITIES SHOULD CONFIRM THE EXISTENCE OF AN EXEMPTION FROM REGISTRATION OR THE REGISTRATION THEREOF UNDER THE SECURITIES LAWS OF THE STATES IN WHICH SUCH TRANSACTIONS OCCUR.

              THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
                 THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
                   SECURITIES COMMISSION NOR HAS THE SECURITIES AND
                     EXCHANGE COMMISSION OR ANY STATE SECURITIES
                        COMMISSION PASSED UPON THE ACCURACY OR
                          ADEQUACY OF THIS PROSPECTUS.  ANY
                            REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.


 Title of each Class of      Per unit    Price to     Proceeds to Issuer or
Security being registered     total      Public(1)     Other Persons(2)(3)
-------------------------     -----      ---------     -------------------
Common Stock(4)               400,000     $1.57             628,000.00

      Totals                  400,000                             0.00

------------------------------
(1) Based on the closing price of the Common Stock on the NASDAQ SmallCap Market on October 14, 1997.
(2) All expenses of this offering are being borne by the Company. The Company estimates that it will incur approximately $16,691 in registration, legal, accounting, and listing fees in connection with this offering.
(3) The Company will not receive any of the proceeds from the sale of the shares being offered by the Selling Stockholders.
(4) Includes 150,000 shares of Common Stock issuable upon exercise of Warrants having an exercise price of the lesser of $.75 per share or 75% of the average of the last trade prices for the ten trading days immediately preceding the exercise of the Warrants, and 80,000 shares of Common Stock issuable upon exercise of Warrants having an exercise price of $1.50 per share. See "Use of Proceeds."


                   THE DATE OF THIS PROSPECTUS IS OCTOBER 17, 1997.

                                AVAILABLE INFORMATION

    The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy materials and other information as required to be filed with the Securities and Exchange Commission (the "Commission"). Such reports, proxy materials and other information can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, N.Y. 10048 and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, such material can be inspected at the offices of the National Association of Securities Dealers, Inc., at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock is listed on the NASDAQ SmallCap Market, and the reports, proxy statements and certain other information filed by the Company may be obtained by calling the NASDAQ Public Reference Room Disclosure Information Group at (800) 638-8241 or
(202) 728-8298.

    This Prospectus constitutes a part of the Registration Statement on Form
S-3 (together with all exhibits and amendments thereto, the "Registration Statement") filed by the Company under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus, which constitutes a part of the Registration Statement, does not contain all the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any agreement, instrument or other document referred to are not necessarily complete. With respect to each such agreement, instrument or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference.

                                  TABLE OF CONTENTS

AVAILABLE INFORMATION..........................................................2

DOCUMENTS INCORPORATED BY REFERENCE............................................3

THE COMPANY....................................................................3

RISK FACTORS...................................................................5

SUBSEQUENT EVENTS.............................................................10

USE OF PROCEEDS...............................................................11

PLAN OF DISTRIBUTION..........................................................11

SELLING STOCKHOLDERS..........................................................12

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
      FOR SECURITIES ACT LIABILITIES..........................................12

EXPERTS.......................................................................12

LEGAL MATTERS.................................................................12

                         DOCUMENTS INCORPORATED BY REFERENCE

    The following documents have been filed with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended September 30, 1996, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), containing audited financial statements for the fiscal year ended September 30, 1996.

         (b) The Company's quarterly reports on Form 10-QSB for the fiscal quarters ended December 29, 1996, March 30, 1997 and June 29, 1997 and all other reports, if any, filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year ended September 30, 1996.

         (c) The description of the Company's Common Stock contained in its Registration Statement on Form 8-A, as filed with the Commission on September 25, 1994, including any amendment or report filed for the purpose of updating such description.

    All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents. Any statement contained in a report or document shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in a subsequently filed document which also is or is deemed to be incorporated by reference in this Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

    The Company undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Grand Havana Enterprises, Inc., 1990 Westwood Boulevard, Los Angeles, California 90025, Attn:
Corporate Secretary (telephone (310) 475-5600).

NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING STOCKHOLDERS. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT.

                                     THE COMPANY

    Grand Havana Enterprises, Inc. and its subsidiaries (collectively, the "Company") is engaged primarily in the business of the ownership, operation and development of private membership restaurants and cigar clubs and of retail cigar stores. The Company's private membership restaurant and cigar clubs are known as "Grand Havana Room," and the Company's retail cigar stores, specializing in premium cigars, humidors, cigar accessories and merchandise are known as "Grand Havana House of Cigars." The Beverly Hills Grand Havana Room opened in June 1995, the Washington, D.C. Grand Havana Room and Grand Havana House of Cigars opened in March 1997, and the New York Grand Havana Room opened in May 1997. Two additional Grand Havana House of Cigars are scheduled to open in November 1997, one in Beverly Hills, adjacent to the Company's On Canon restaurant, and one in Las Vegas in the lobby of Bally's Hotel and Casino. In addition, the Company has an agreement to operate a Cigar kiosk in the Las Vegas Hilton. The Company intends to actively pursue the operation of its existing Grand Havana Room locations and the development of additional Grand Havana Rooms and Grand Havana House of Cigars in major cities as its principal business focus.

    On May 27, 1993, soon after its incorporation, the Company acquired all of the issued and outstanding shares of the capital stock of Love's Enterprises, Inc. When it acquired Love's, Love's operated one Company-owned restaurant and was the franchisor of an additional 19 Love's restaurants. In December 1996, by which time the Company operated three Company-owned restaurants and was the franchisor of an additional 10 restaurants, the Company adopted a formal plan of discontinuance of its Love's subsidiary. Since December 1996, the Company sold two of its Company-owned restaurants and the sale of the last two Company-owned restaurants and all domestic franchise rights should close in the next twelve months. The only Love's related assets which the Company intends to retain are the international licensing rights to the Love's restaurants.

    In April 1995, the Company opened "On Canon," an upscale Italian restaurant and bar in Beverly Hills, California, which it continues to operate.

    The Company also markets and distributes its own label of premium cigars under the name "Grand Havana Reserve." The Company is actively seeking other sources of revenue including, but not limited to, licensing Grand Havana Rooms, Grand Havana House of Cigars and Love's internationally.

    The Company was incorporated under the laws of the State of Delaware on April 13, 1993 under the name "United Restaurants, Inc." The Company changed its name to "Grand Havana Enterprises, Inc." in February 1997. The Company's executive offices are located at, and its mailing address is, 1990 Westwood Boulevard, 3rd Floor, Los Angeles, California 90025, and its telephone number is
(310) 475-5600.

                                     RISK FACTORS

    An investment in the Common Stock being offered hereby involves a significant degree of risk. The factors discussed below and elsewhere in this Prospectus could adversely affect the value of the Common Stock. In addition, the factors discussed below and elsewhere in this Prospectus may constitute forward-looking statements and, as such, may involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements expressed or implied by such forward-looking statements to differ materially from those expressed in the forward-looking statements. Any forward-looking statements contained in this Prospectus should not be relied upon as predictions of future events. Such forward-looking statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," "could," "seeks" or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy. Such statements are necessarily dependent on assumptions, data or methods that may be incorrect or imprecise and they may be incapable of being realized. The following factors may constitute or include cautionary, forward-looking statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements. Actual results in the future could differ materially from those described in the forward-looking statements or as a result of the factors set forth below (which list does not purport to be exhaustive) and the matters set forth in this Prospectus generally. Such factors include, among other things:


    OPERATING LOSSES. The Company has experienced operating losses since its inception. For its fiscal years ended September 30, 1995 and September 30, 1996, the Company experienced net losses of $1,771,725 and $1,468,044, respectively. In addition, for the nine-month period ended June 29, 1997, the Company had a net loss of $1,289,282 and anticipates that it will continue to experience losses from its operations in the future. Although the Company believes a significant portion of its negative operating results since inception is due to the high corporate overhead and development costs incurred in connection with the Company's expansion (and, with respect to its loss for the quarter ended June 29, 1997, due to a one-time charge of $587,306 for loss on disposal of a Love's restaurant), as well as to the high construction costs of its Washington, D.C. and New York, New York Grand Havana Rooms, there can be no assurance that the Company will be able to be operated profitably in the future. The Company anticipates that it will continue to experience net operating losses as it continues working on its ongoing development plans, including the establishment of additional Grand Havana Rooms. Even after the Company's development plans are completed, there can be no assurance that the restaurants and cigar clubs owned by the Company will be able to be operated profitably. Failure by the Company to operate one or more of its restaurants or cigar clubs profitably could result in significant operating losses for the Company.

    DEPENDENCE ON MANAGEMENT. The Company's success will depend largely upon the Company's management, in particular, Harry Shuster, the Company's Chairman of the Board, President and Chief Executive Officer. The Company has entered a consulting agreement with Mr. Shuster, which agreement is currently renewable on a year-to-year basis unless either party determines to terminate the agreement. The loss of the services of Mr. Shuster, or other key management personnel, could have a material adverse effect on the Company's business and prospects.

    CONFLICTS OF INTEREST. The Company relies on the services of the Company's Chairman, Harry Shuster. However, Mr. Shuster is the Chairman of the Board and Chief Executive Officer of one other public company, United Leisure Corporation ("ULC"), and the Chairman of the Board of a company that has a registration statement on file with the Securities and Exchange Commission, United Film Distributors, Inc. ("UFD"). Mr. Shuster devotes substantial time to the businesses and affairs of these two other entities. Mr. Shuster also is involved with several private companies that take up a portion of his time. Although Mr. Shuster intends to devote such time to the business of the Company as he deems necessary for its operations, there can be no assurance that Mr. Shuster will be available to handle any crisis situation that may arise, and if Mr. Shuster is unavailable, it is possible that the resolutions of such crises may be less favorable than the resolutions that could have been reached had Mr. Shuster been available.

    In addition to the conflicts with respect to Mr. Shuster's time, there are also both actual and potential conflicts of interest with respect to financing and other operational decisions. As of September 30, 1997, the Company owes ULC a principal amount of $775,000 which, pursuant to the terms of a financing agreement, as amended, is due March 31, 1998. In addition, ULC has pledged $875,000 as collateral to support a letter of credit for the Company, which collateral the Company has agreed to replace in full by March 1998. In addition, as of September 30, 1997, the Company has borrowed approximately $357,000 from UFD, which amount is payable on demand. Although the Company believes that it will be able to meet these repayment obligations when due out of funds from operations and proceeds from private placements of its securities, there can be no assurance that this will be the case. Failure by the Company to meet its repayment obligations when due would result in a default under the financing agreements to which the Company and its affiliates and parties which would have a material adverse effect on the business, financial condition and results of operations of the Company. Harry Shuster, the Chairman of the Board and Chief Executive Officer of the Company is the Chairman of the Board and Chief Executive Officer of ULC and the Chairman of the Board of UFD. David M. Kane, the Chief Financial Officer of the Company, is the Chief Financial Officer of ULC and UFD.

    Delaware law provides that a contract that a corporation enters into in which its officers and directors have a financial interest (a "Related Party Contract") is not void or voidable if the material facts as to the relationship or interest and as to the contract are disclosed or are known to the Board of Directors, and the Board, in good faith, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum. Delaware law further provides that a Related Party Contract is not void or voidable if the contract or transaction is fair to the corporation at the time it is authorized, approved or ratified by the Board of Directors. Management's policy is to permit the Company to enter into Related Party Contracts so long as such contracts would not be void or voidable under Delaware law. Accordingly, with respect to each of the Related Party Contracts described above, the Company's Board of Directors is fully aware of the relevant relationships and financial interests involved, and the disinterested Board member has adopted resolutions, in good faith, approving each of such Related Party Contracts. Further, the Board of Directors believes each of the above-described Related Party Contracts was fair as to the Company at the time it was authorized or ratified by the Board. None of the Related Party Contracts described above has been submitted to the stockholders for their approval in the future. Management may enter into additional Related Party Contracts in the future so long as the Board of Directors is aware of the relationships and financial interests of the respective officer or director in the contract and the contract is approved by each disinterested director in good faith. The Company is not currently aware of any circumstances, other than recent changes in NASDAQ SmallCap Market continued listing requirements as discussed below, which would make it change its policy with respect to entering into Related Party Contracts in the future.

    NEW NASDAQ SMALLCAP MARKET CRITERIA. There has been only a limited public market for, and limited public trading in, the Common Stock, which is traded on The NASDAQ SmallCap Market under the symbol "PUFF." Continued qualification to trade on the NASDAQ SmallCap Market is subject to certain qualitative and quantitative criteria. These criteria were changed on August 22, 1997 and the Company has until February 22, 1997 to comply with the new criteria. Among the qualitative criteria are the following: (i) distribution of annual and interim reports; (ii) a minimum of two independent directors; (iii) an audit committee, a majority of which are independent directors; (iv) an annual shareholder meeting; and (v) review of conflicts of interest. The Company currently does not comply with any of the above-listed qualitative criteria and has until February 22, 1998 to comply. Although the Company intends to comply with all of these criteria, failure to comply would result in de-listing from the NASDAQ SmallCap Market. Additionally, the Company must meet certain quantitative criteria including a minimum bid price of $1.00 per share and net tangible assets of $4,000,000. The Company currently is compliance with the quantitative criteria. However, there can be no assurance that the Company will timely comply with the qualitative criteria or will continue to comply with the quantitative criteria. Failure to so comply with all of these criteria may result in the Company's Common Stock being de-listed from the NASDAQ SmallCap Market.

    GEOGRAPHIC CONCENTRATION; UNCERTAINTY OF MARKET ACCEPTANCE. Until recently, all of the Company's operations, including its Love's restaurants, On Canon restaurant and initial Grand Havana Room, were in Southern California.
The Company has only recently commenced operations of its Grand Havana Rooms and Grand Havana House of Cigars in New York, New York, Washington, D.C., and Las Vegas, Nevada. Consequently, the results achieved to date by the Company's existing restaurants and cigar clubs may not be indicative of the prospects of market acceptance of a larger number of restaurants and cigar clubs, particularly in wider and more geographically dispersed areas with varied demographic characteristics. The Company has not conducted and does not intend to conduct formal concept feasibility or market studies with respect to the operation of its Grand Havana Rooms and Grand Havana House of Cigars in other markets. Achieving customer awareness and market acceptance, particularly as the Company seeks to penetrate new markets, will require extensive efforts and expenditures by the Company. There can be no assurance that the Company's new Grand Havana Rooms and Grand Havana House of Cigars will achieve significant market acceptance.

    RISKS OF EXPANSION. Since its inception in 1993, the Company has rapidly expanded through a series of acquisitions and development. The Company's acquisition of the Love's restaurant chain in 1993 was not as profitable as anticipated by the Company and the Company adopted a plan of discontinuance of its Love's restaurants operations in December 1996, and anticipates that all of its Love's operations, other than its international marketing with respect to the Love's name, will be discontinued by late October 1997. Although the Company intends to continue its strategy of aggressive growth, in particular with respect to the development of new private membership Grand Havana Rooms and its retail Grand Havana House of Cigars, and will seek to increase significantly the number of Grand Havana Rooms and Grand Havana House of Cigars, the Company has no experience in the growth of restaurants, cigar clubs and retail cigar outlets and/or in managing a large number of restaurants, cigar clubs and retail cigar outlets which are geographically dispersed. The Company's expansion will be dependent on, among other things, market acceptance of the Company's private membership restaurant and cigar club concept, as well as its retail cigar store concept, the availability of suitable restaurant, cigar club and retail store sites, timely development and construction of the restaurant, cigar clubs and retail outlets, the hiring of skilled management and other personnel, the general ability to successfully manage growth (including monitoring the cigar clubs, restaurants and retail outlets, controlling costs and maintaining effective quality controls), and the availability of adequate financing. There can be no assurance that the Company will be successful in its proposed expansion. In view of the Company's small restaurant, cigar club and retail outlet base, the lack of success or closing of any of its restaurants, cigar clubs and/or retail cigar outlets could have a material adverse effect upon the Company.

    POSSIBLE NEED FOR ADDITIONAL FINANCING. The Company's capital requirements have been and will continue to be significant. At June 29, 1997, the Company had cash and cash equivalents of $227,529 and a working capital deficit of ($1,248,120). As a result of its expansion activities, the Company's working capital has continually been reduced. The Company anticipates that in connection with its development plans during the next 12 months of operations, the Company may require additional funds which the Company may raise through the private placement of securities. In this regard, the Company has recently concluded a Regulation S Offering of units of its Common Stock and warrants to purchase Common Stock pursuant to which offering the Company raised aggregate gross proceeds of approximately $2,650,000. Although management believes that with its current working capital, the funds raised in the recently concluded Regulation S offering, the funds to be raised in future private placements of the Company's securities, and the funds received from operations, the Company will be able to repay its debts to ULC and UFD, and to operate its business and to fund the development of its business for at least the next 12 months, there can be no assurance that the Company will be able to do so. If the Company's working capital, proceeds from private placements and income from operations are insufficient to fund its continuing operations and development plans, there can be no assurance that additional financing will be available to the Company on acceptable terms, or at all.

    NO DIVIDENDS ON COMMON STOCK. The Company has never paid dividends on the Common Stock and anticipates that for the foreseeable future all earnings, if any, will be retained for ongoing operations and general corporate purposes.

    RESTAURANT INDUSTRY. The restaurant business is often affected by changes in consumer tastes, national, regional and local economic conditions, demographic trends, traffic patterns and the type, number and location of competing restaurants. In addition, factors such as inflation, increased food, labor and employee benefit costs and availability of experienced management and hourly employees may also adversely affect the restaurant industry in general and the Company's On Canon restaurant, and restaurants in its Grand Havana Rooms, in particular.

    COMPETITION. The Company's Grand Havana Rooms will compete with other clubs that offer private memberships as well as with other restaurants, bars and other establishments which are open to the public and at which cigar smoking is permitted. The Company intends to maintain its niche of private membership cigar clubs which cater to affluent clientele which the Company believes will enable it to compete effectively with other private membership clubs as well as with other bars and restaurants that are open to the public and permit the smoking of cigars. Many of the Grand Havana Rooms' competitors have substantially greater financial, marketing, personnel and other resources than the Company, and the Company believes its ability to compete effectively will continue to depend on its ability to offer an exclusive membership club that caters to affluent cigar smokers and offers a high quality distinctive restaurant, smoking lounge and bar.

    The restaurant industry is highly competitive with respect to price, service, food quality and location, and there are numerous well-established competitors possessing substantially greater financial, marketing, personnel and other resources than the Company. These competitors include national, regional and local chains, many of which specialize in or offer products similar to those offered by the Company. The Company can also be expected to face competition from numerous other restaurants and food service establishments. Many of the Company's competitors have achieved significant national, regional and local brand name and product recognition and engage in extensive advertising and promotional programs, both generally and in response to efforts by additional competitors to enter new markets or introduce new products. In addition, there can be no assurance that consumers will regard the Company's products as significantly distinguishable from competitive products, that substantially equivalent products will not be introduced by the Company's competitors or that the Company will be able to compete successfully.

    TRADEMARKS AND SERVICE MARKS. The Company believes that its present and proposed trademarks and service marks have significant value and are important to the marketing of its restaurants and products. There can be no assurance, however, that the Company's marks do not or will not violate the proprietary rights of others, that the Company's marks would be upheld if challenged or that the Company will not be prevented from using its marks, any of which could have an adverse effect on the Company. In addition, there can be no assurance that the Company will have the financial resources necessary to enforce or defend its trademarks and service marks.

    FOOD AND BEVERAGE REGULATION. The Company's restaurants, including the restaurants in the Company's Grand Havana Rooms, are subject to numerous federal, state and local laws regulating their business, including health, sanitation, safety standards, alcoholic beverage control and fire regulations. The development and construction of additional restaurants, including those within the Company's Grand Havana Rooms, will be subject to compliance with applicable zoning, land use and environmental regulations. Each of the Company's On Canon restaurant, and its currently operational Grand Havana Rooms, has appropriate licenses from regulatory authorities allowing them to sell liquor, beer and wine, and each restaurant has food service licenses from local health authorities. The failure of a restaurant to obtain or retain liquor or food service licenses could have a material adverse effect on its operations. Difficulties in obtaining or failures to obtain the required licenses or approvals could delay or prevent the development of a new restaurant in a particular area.

    Alcoholic beverage control regulations require each of the Company's restaurants to apply to a state authority and, in certain locations, county and municipal authorities, for a license and permit to sell alcoholic beverages on the premises. Typically, licenses must be renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the Company's restaurants, including minimum age of patrons and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, and storage and dispensing of alcoholic beverages. The Company has not encountered any material problems relating to alcoholic beverage licenses to date; however, the failure to receive or retain, or a delay in obtaining, a liquor license in a particular location could adversely affect the Company's ability to obtain such a license elsewhere.

    The Company is subject in California, and may be subject in certain other states, to "dram-shop" statutes, which generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated person. The Company carries comprehensive general liability insurance which it believes is consistent with coverage carried by other entities in the restaurant industry. Even though the Company is covered by insurance, a judgment against the Company under a dram-shop statute in excess of the Company's liability coverage could have a material adverse effect on the Company. The Company has never been the subject of a "dram-shop" claim.

    CONTROL BY MANAGEMENT. Following completion of this offering, Harry Shuster, the Chairman of the Board, President and Chief Executive Officer of the Company, and Harvey Bibicoff, a director of the Company, will beneficially own, in the aggregate, approximately 18.2% of the outstanding shares of Common Stock of the Company (not including warrants to purchase 433,333 shares of Common Stock beneficially owned by Mr. Shuster). In addition, ULC, a public company of which Harry Shuster is the Chairman of the Board and Chief Executive Officer, will own approximately 8% of the outstanding shares of Common Stock of the Company. Accordingly, such persons will have significant influence over the outcome of all matters submitted to the stockholders for approval, including the election of Directors of the Company.

    TOBACCO INDUSTRY REGULATION. Cigars and other tobacco products are subject to regulation in the United States at the federal, state and local levels. Federal law has required health warnings on cigarettes since 1965; however, there is currently no federal law requiring that cigars or pipe tobacco carry such warnings. However, California requires "clear and reasonable" warnings to consumers who are exposed to chemicals known to the state to cause cancer or reproductive toxicity, including tobacco smoke and several of its constituent chemicals. Violations of this law, known as Proposition 65, can result in a civil penalty not to exceed $2,500 per day for each violation.

    The majority of states, including California, restrict or prohibit smoking in certain pubic places and restrict the sale of tobacco products to minors. Local legislative and regulatory bodies have also increasingly moved to curtail smoking by prohibiting smoking in certain buildings or areas or by requiring designated "smoking" areas. Any future regulations that in any way limit or prohibit the smoking of cigars in the Company's Grand Havana Rooms would have a material adverse effect on the business, operations and financial condition of the Company.

    Cigars and pipe tobacco have long been subject to federal, state and local excise taxes, and such taxes have frequently been increased or proposed to be increased, in some cases significantly, to fund various legislative initiatives. Enactment of significant increases in or new federal, state or local excise taxes may result in significantly increasing the price of cigars which could result in decreased sales of cigars at the Company's Grand Havana Rooms, and a decrease in the number of persons who smoke cigars which could cause a reduction in memberships at the Grand Havana Rooms.

    A variety of bills relating to tobacco issues have been recently introduced in the Congress of the United States, including bills that would have (i) prohibited the advertising and promotion of all tobacco products and/or restricted or eliminated the deductibility of advertising expenses; (ii) increased labeling requirements on tobacco products to include, among other things, addiction warnings and lists of additives and toxins; and (iii) shifted regulatory control of tobacco products and advertisements from the U.S. Federal Trade Commission to the U.S. Food and Drug Administration. There can be no assurance as to the ultimate content, timing or effect of any additional regulation of tobacco products by any federal, state, local or regulatory body, and there can be no assurance that any such legislation or regulation would have a material adverse affect on the Company's business, operations and financial condition.

    RULE 144 SALES; FUTURE SALES OF COMMON STOCK. As of October 1, 1997, the Company had outstanding 11,799,306 shares of Common Stock and had reserved for issuance an aggregate of 8,359,217 which may be issued in connection with the exercise of outstanding options and warrants. Of the shares of outstanding Common Stock, 2,012,500 shares were registered in the Company's initial public offering and 1,066,000 were registered for resale by the Company in a previous registration and are freely tradeable. Of the shares of Common Stock reserved for issuance upon the exercise of options and warrants, 625,000 shares of Common Stock underlying these options and warrants were registered in a previous registration. In addition, included in the outstanding shares of Common Stock are 3,229,267 shares of Common Stock recently sold in the Company's Regulation S Offering, which securities generally may come back into the United States and trade without further registration after a 40-day period has elapsed from the date of sale. Most of the remaining 5,493,539 shares of Common Stock and shares of Common Stock underlying outstanding options and warrants are "restricted securities" as that term is defined under Rule 144 of the Securities Act and may be sold in compliance with Rule 144 of the Securities Act. Ordinarily, under Rule 144, a person who is an affiliate of the Company (as that term is defined in Rule 144) and has beneficially owned restricted securities for a period of one year may, every three months, sell in brokerage transactions an amount that does not exceed the greater of (i) 1% of the outstanding class of such securities or (ii) the average weekly trading volume of trading in such securities on all national exchanges and/or reported through the automated quotation system of a registered securities association during the four weeks prior to the filing of a notice of sale by a securities holder. A person who is not an affiliate of the Company who beneficially owns restricted securities is also subject to the foregoing volume limitations but may, after the expiration of two years, sell unlimited amounts of such securities under certain circumstances. Possible or actual sales of the Company's outstanding Common Stock by certain of the present stockholders, in compliance with Regulation S, under Rule 144, as well as the sale of the shares by the Selling Stockholders in this offering, may have a depressive effect on the price of the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities.

    In addition, pursuant to this Offering, an aggregate of 400,000 shares of Common Stock, including 230,000 additional shares of Common Stock issuable upon exercise of the Warrants may be sold. The sale of such securities could have a further depressive effect on the price of the Common Stock and could further impair the Company's ability to raise capital through the sale of its equity securities. The Company has also previously registered for resale the Common Stock underlying options to purchase an aggregate of 626,500 shares of Common Stock which have been or may be granted pursuant to the Company's 1996 Stock Option Plan as well as the common stock underlying options to purchase an aggregate of 25,000 shares of Common Stock granted to a consultant of the Company. The sale of any of the foregoing shares could have a further depressive effect on the price of the Common Stock and on the Company's ability to raise capital through the sale of equity securities.

    VOLATILITY OF MARKET PRICE FOR THE COMMON STOCK. The market price for the Common Stock prior to the date hereof has been highly volatile. Factors such as the Company's operating results and announcements by the Company or its competitors may have a significant impact on the market price for the Common Stock. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility and market prices for the stock of many companies have experienced wide price fluctuations not necessarily related to the operating performance of such companies.

    "PENNY STOCK" REGULATIONS. The Commission has adopted regulations which generally define a "penny stock" to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. If the securities offered hereby are removed from NASDAQ SmallCap Market, the Company's securities may be considered "penny stock" and thereby become subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and must have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. The broker-dealer also must disclose the commission payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the Company's securities and may affect the ability of purchasers in this offering to sell the Company's Common Stock.

    FUTURE ISSUANCES OF STOCK BY THE COMPANY. As of October 1, 1997, the Company had outstanding 11,799,306 shares of Common Stock out of a total of 22,000,000 shares of Common Stock authorized. In addition, the Company has reserved for issuance an aggregate of 8,359,217 shares of Common Stock pursuant to the exercise of options and warrants, including an aggregate of 2,012,500 shares of Common Stock reserved for issuance upon exercise of the Company's public Class A Warrants, 2,012,500 shares of Common Stock reserved for issuance upon exercise of the Company's public Class B Warrants, 525,000 shares of Common Stock reserved for issuance upon exercise of warrants held by the underwriters in the Company's initial public offering, 1,614,634 shares of Common Stock reserved for issuance in connection with the Company's recently concluded Regulation S Offering, 626,500 shares of Common Stock reserved for issuance for options granted or to be granted in connection with the Company's 1996 Stock Option Plan and 1,568,083 shares reserved for issuance pursuant to the exercise of warrants granted by the Company in previous private placements and to various consultants. Accordingly, as of October 1, 1997, an additional 1,841,477 shares of Common Stock (not including shares reserved for issuance) remain available for future issuances by the Company. These shares, which are not issued or reserved for issuance, may be issued without any action or approval of the Company's stockholders. On October 7, 1997, the Board of Directors of the Company and the holders of a majority of the issued and outstanding shares of the Common Stock of the Company approved an amendment to the Certificate of Incorporation of the Company which would increase the authorized shares of Common Stock of the Company from 22,000,000 to 50,000,000. The Company anticipates that the amendment will become effective on or about November 15, 1997, approximately 20 days after an information statement with respect to the amendment is sent to the stockholders of the Company who did not consent to the action taken by the amendment. Although there are no present plans, agreements or undertakings involving the issuance of shares, any such issuance could be used as a method of discouraging, delaying or preventing a change in control of the Company or could dilute the public ownership of the Company. In the past 12 months, the Company has raised capital through the private placement of a significant amount of its securities and may continue to do so in the future.

    POSSIBLE ADVERSE EFFECTS OF AUTHORIZATION OF PREFERRED STOCK.  The
Company's Restated Certificate of Incorporation authorizes the issuance of a maximum of 3,000,000 shares of Preferred Stock on terms that may be fixed by the Company's Board of Directors without further stockholder action. The terms of any series of Preferred Stock, which may include priority claims to assets and dividends, and special voting rights, could adversely affect the rights of holders of the Common Stock. To date, no Preferred Stock has been issued and the Company has no current plans to issue such Preferred Stock. The issuance of such Preferred Stock could make the possible takeover of the Company or the removal of management of the Company more difficult, discourage hostile bids for control of the Company in which stockholders may receive premiums for their shares of Common Stock, or otherwise dilute the rights of holders of Common Stock and the market price of the Common Stock.

                                  SUBSEQUENT EVENTS

    In October 1997, the Company completed a Regulation S offering of 3,229,267 units, to a total of 10 investors, each unit consisting of one share of Common Stock and a warrant to purchase 1/2 share of Common Stock exercisable at $1.50 per share of Common Stock for aggregate gross proceeds to the Company of approximately $2,650,000. In connection with this offering, the Company paid a placement fee to the selling agent of 10%, a non-accountable expense allowance of 3%, and, in addition, delivered a warrant to purchase 600,000 shares of Common Stock exercisable at $.85 per share as a finder's fee. This offering was exempt from registration under the Act pursuant to Regulation S promulgated thereunder.

    The Company anticipates that the closing of the sale of the final Company-owned Love's restaurants and all of the Company's remaining rights as a franchisor of Love's restaurants will occur in the next twelve months. Thereafter, the only assets of the Love's restaurants owned by the Company will be right to license the Love's name internationally.

                                   USE OF PROCEEDS

    Assuming exercise of all of the Warrants, the net proceeds from this Offering to be received by the Company from the issuance of the 230,000 shares of Common Stock covered by this Prospectus and issuable upon exercise of the Warrants is estimated to be $232,500. Although the closing sales price of the Common Stock was $1.57 on October 14, 1997, there can be no assurance that the price will remain above the exercise prices of $.75 and $1.50. The Company believes that the exercise of the Warrants will depend on the market price of a share of Common Stock at the time of exercise and its relation to the respective exercise prices. Accordingly, there can be no assurance that any of the Warrants will be exercised and the Company may not receive any proceeds from this Offering. The Company will not receive any proceeds from the sale of shares of Common Stock offered by the Selling Stockholders.

    The Company currently anticipates that it will use the net proceeds from this Offering, if any, to fund working capital requirements and general corporate purposes. Pending application of the proceeds, the Company intends to place the funds in interest-bearing investments such as bank accounts, certificates of deposit and United States Government obligations.

                                 PLAN OF DISTRIBUTION

    The shares of Common Stock are being sold for the Selling Stockholders' own accounts. The Company will not receive any of the proceeds from such sales of Common Stock, except proceeds received by the Company upon the exercise of the Warrants. See "Use of Proceeds."

    The Selling Stockholders may sell the shares of Common Stock from time to time through dealers or brokers in transactions on the NASDAQ SmallCap Market at prices then prevailing, or directly to one or more purchasers in negotiated transactions at negotiated prices, or in a combination thereof. The Selling Stockholders and any dealers or brokers that participate in such distribution may be deemed "underwriters" within the meaning of the Securities Act any and commissions or discounts received by any such dealer or broker may be deemed "underwriting compensation."

    The Common Stock of the Company is traded on the NASDAQ SmallCap Market under the symbol "PUFF."

    The costs of registering the shares of Common Stock will be paid by the Company.

    There can be no assurances that the Selling Stockholders will sell any or all of the Securities offered hereunder.

                                 SELLING STOCKHOLDERS

    The following table sets forth the names of the Selling Stockholders, the number of shares of the Company's Common Stock beneficially owned by the Selling Stockholders, the number of shares that may be sold by the Selling Stockholders in this Offering, and the number of shares of Common Stock to be owned by the Selling Stockholders, and the percentage of Common Stock to be owned by the Selling Stockholders, assuming all of the shares of Common Stock are sold in this Offering.


                                                       Before Offering                              After Offering
                                                       ---------------                              --------------
                                            Number of Shares    Number of Shares         Number of Shares    Percent of
                                              Beneficially       to Be Sold in             Beneficially      Outstanding
                                                 Owned(1)          Offering                   Owned            Shares
                                                 -----             --------                   -----            ------
Dana Bashor                                     230,000(2)          230,000                     0                *
Westminster Capital Corp.                       150,000(3)          150,000                     0                *
Gerald M. Chizever(4)                              30,000            5,000                   25,000              *
Allan B. Duboff(4)                                 11,000            5,000                    6,000              *
Madge S. Beletsky(4)                                5,000            5,000                      0                *
Howard J. Kern(4)                                   5,000            5,000                      0                *


--------------------------
* Less than 1%
(1) As of October 1, 1997 there were 11,799,306 shares of Common Stock outstanding.
(2) Includes 150,000 shares of Common Stock issuable upon exercise of the Warrants.
(3) Includes 80,000 shares of Common Stock issuable upon exercise of the Warrants.
(4) The stockholder is an attorney with the law firm that is preparing the Registration Statement of which this Prospectus forms a part.


                 DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
                            FOR SECURITIES ACT LIABILITIES

    Article SEVENTH of the Company's Restated Certificate of Incorporation and
Article VI of the Company's Bylaws provide for indemnification of its directors and officers to the fullest extent permitted by Delaware law. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

                                       EXPERTS

    The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-KSB of the Company for the year ended September 30, 1996 have been incorporated in reliance on the report of Hollander, Gilbert & Co., independent certified public accountants, given upon the authority of said firm as experts in auditing and accounting.


                                    LEGAL MATTERS

    The validity of the shares of Securities offered hereby will be passed upon for the Company by Richman, Lawrence, Mann, Greene, Chizever, Friedman & Phillips, Beverly Hills, California ("Richman Lawrence"). Certain attorneys with Richman Lawrence beneficially own an aggregate of approximately 120,000 shares of Common Stock, of which 20,000 shares of Common Stock are being offered herein by the Selling Stockholders.

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    The following is a schedule of the estimated expenses (all of which will be borne by the Company) incurred in connection with the offering of the securities registered hereby, other than underwriting discounts and commissions, if any. All of the amounts shown are estimates, except the SEC Registration Fee.

    SEC registration fee . . . . . . . . . . . . . . .   $     191.00
    Blue Sky fees and expenses . . . . . . . . . . . .      2,000.00*
    Accounting fees and expenses . . . . . . . . . . .      2,000.00*
    Legal fees and expenses. . . . . . . . . . . . . .     10,000.00*
    Miscellaneous. . . . . . . . . . . . . . . . . . .      2,500.00*
                                                             --------
    Total. . . . . . . . . . . . . . . . . . . . . . .   $  16,691.00*
                                                         ------------
                                                         ------------

    -----------------
    * estimated

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Section 102(b)(7) of the General Corporation Law of the State of Delaware grants corporations the right to limit or eliminate the personal liability of their directors in certain circumstances in accordance with provisions therein set forth. Article SEVENTH of the Company's Restated Certificate of Incorporation, filed in the Office of the Secretary of State of the State of Delaware on August 31, 1993, provides for the elimination of personal liability of a Director to the corporation or its stockholders for monetary damages for the breach of the Director's fiduciary duty to the fullest extent allowable under Section 102(b)(7).

    Section 145 of the General Corporation Law of the State of Delaware grants corporations the right to indemnify their directors, officers, employees and agents in accordance with the provisions therein set forth. Article VI of the Company's Bylaws, provides for indemnification of such persons to the fullest extent allowable under applicable law. In addition, the Company has entered into Indemnity Agreements with each of its Directors, which generally provide contractual indemnity protection which is coextensive with the indemnity provisions of the General Corporation Law of the State of Delaware and the Company's Bylaws.

ITEM 16.  EXHIBITS.

    See the Exhibit Index which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS.

    The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

              (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act"):

              (ii) To reflect in the Prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any additional or changed material information on the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation, By-Laws or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 17th day of October, 1997.

                                  GRAND HAVANA ENTERPRISES, INC.



                                  By   /s/ Harry Shuster
                                       ---------------------------------------
                                       Harry Shuster
                                       Chairman of the Board, President
                                       and Chief Executive Officer

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Harry Shuster and Harvey Bibicoff, and each of them, his attorney-in-fact with power of substitution for him in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this Registration Statement relates, or other instructions he deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on this 17th day of October, 1997.


    SIGNATURE                               TITLE
    ---------                               -----

     /s/ Harry Shuster                Chairman of the Board, President and Chief Executive Officer
-----------------------------------                   (Principal Executive Officer)
     Harry Shuster

     /s/ David M. Kane                 Chief Financial Officer (Principal Accounting and Financial
-----------------------------------                             Officer)
     David M. Kane

     /s/ Harvey Bibicoff                                        Director
-----------------------------------
     Harvey Bibicoff

     /s/ Stanley Shuster                               Vice President and Director
-----------------------------------
     Stanley Shuster


                                    EXHIBIT INDEX


Exhibit                                                                     Page
  No.                            Description                                 No.

(5)      Opinion of Richman, Lawrence, Mann, Greene, Chizever, Friedman &
         Phillips.

(23)-1 Consent of Richman, Lawrence, Mann, Greene, Chizever, Friedman and Phillips (included in Exhibit 5).

(23)-2 Consent of Hollander, Gilbert & Co., independent public accountants.

(24) Powers of Attorney (included on the signature page in Part II of this Registration Statement).